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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Micro-ASI, Inc. 1999 Stock Option Plan and the Micro-ASI, Inc. Employee Stock Purchase Plan of our report dated March 20, 2000 with respect to the financial statements of Micro-ASI, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years in the period then ended, included in its Annual Report, as amended, included in this Form 10-KSB/A.

                                                    /s/ Ernst & Young LLP



Dallas, Texas
September 22, 2000